Exhibit 99.1

FOR IMMEDIATE RELEASE

Nicolet Bankshares, Inc. To Acquire First Menasha Bancshares, Inc.

Combination creates the lead-local community bank in the combined Appleton, Oshkosh, Neenah and Menasha market area by deposit market share

GREEN BAY, WI, November 4, 2016 – Nicolet Bankshares, Inc. (NASDAQ: NCBS) (“Nicolet”) and First Menasha Bancshares, Inc. (OTCQX: FMBJ) (“First Menasha”) today jointly announce the execution of a definitive merger agreement, pursuant to which Nicolet will acquire First Menasha and its wholly owned banking subsidiary, The First National Bank - Fox Valley (“FNB-Fox Valley”). The move will expand Nicolet’s presence in the Fox Valley and open new markets in Neenah, Menasha, and Oshkosh.

Based on the financial results as of September 30, 2016, the combined company would have pro forma total assets of $2.7 billion, deposits of $2.3 billion and loans of $1.9 billion.

Bob Atwell, CEO and Chairman of Nicolet said, “We continue to grow in the areas where we can make an impact. We have known FNB-Fox Valley for some time and respect their commitment to community banking. We are pleased to welcome them to the Nicolet family.”

“The combination of Nicolet and FNB-Fox Valley makes perfect sense,” said Peter Prickett, President and CEO of FNB-Fox Valley. “We are both customer-first, service-driven cultures. It is a great fit for our customers and the community. The combined institution will be the largest community bank in each of the Green Bay and Fox Cities markets and provides the size and scale needed today to provide stability, depth of resources and great value to our customers, communities and shareholders.” Prickett continued.

Mike Daniels, President and CEO of Nicolet National Bank said, “We work to make a difference in the communities we serve. To do this effectively, we want to be the lead-local community bank. This breakout move puts us in that position in the Fox Valley. Now, our job is to focus on a smooth transition for employees and customers.”

Under the terms of the merger agreement, Nicolet will acquire First Menasha with Nicolet being the surviving corporation. In the merger, First Menasha shareholders shall have the right to receive, at the election of each holder and subject to proration, cash of $131.50 per share of First Menasha common stock and/or 3.411 shares of Nicolet common stock for each share of First Menasha common stock, with the total consideration to consist of between 25% cash/75% stock and 40% cash/60% stock. Based on Nicolet's closing price of $38.09 as of Thursday, November 3, 2016, the merger consideration is valued at approximately $76.6 million.

The merger agreement outlines proration procedures if the cash consideration is over- or undersubscribed. Further, the merger agreement provides for a cap and collar to re-set the exchange ratio should the Nicolet

Common Stock Price, as defined in the merger agreement, rise or fall by $5.00 or more per share from $38.55.

Nicolet intends to appoint two members of First Menasha’s current board of directors to the boards of directors of Nicolet and Nicolet National Bank upon the completion of the transaction.

The estimated transaction value is a 1.65 multiple of First Menasha's tangible book value as of September 30, 2016. Nicolet estimates high single-digit EPS accretion in 2018 and an estimated tangible book earn-back period of less than five years.

The transaction has been unanimously approved by the board of directors of both companies. It is subject to First Menasha shareholder approval, regulatory approvals and other customary closing conditions and is expected to close in second quarter 2017. Upon consummation of the transaction, all branch offices of FNB-Fox Valley are expected to open as Nicolet National Bank branches, while Nicolet’s existing branch at 2400 S. Kensington Drive in Appleton will close.

Bryan Cave LLP served as legal counsel to Nicolet in this transaction. Stephens Inc. served as financial advisor and provided a fairness opinion to First Menasha, and Reinhart Boerner Van Deuren s.c. served as legal counsel.

About Nicolet Bankshares, Inc.

Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Northeast and Central Wisconsin and the upper peninsula of Michigan. More information can be found at www.nicoletbank.com.

About First Menasha Bancshares, Inc.

First Menasha Bancshares, Inc. is a $476 million single-bank holding company headquartered in Neenah, Wisconsin. First Menasha’s wholly-owned bank subsidiary, The First National Bank - Fox Valley, was chartered in 1887 and has five branches in the Fox Valley region of Wisconsin. More information can be found at www.fnbfoxvalley.com.

Important Information for Investors

This communication relates to the proposed merger transaction involving Nicolet and First Menasha. In connection with the proposed merger, Nicolet and First Menasha will file a proxy statement/prospectus on Form S-4 and other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, FIRST MENASHA INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NICOLET, FIRST MENASHA AND THE PROPOSED MERGER. When available, the proxy statement/prospectus will be delivered to shareholders of First Menasha. Investors may obtain copies of the joint proxy statement/prospectus and other relevant documents (as they become available) free of charge at the SEC’s website (www.sec.gov). Copies of the documents filed with the SEC by Nicolet will be available free of charge on Nicolet’s website at www.nicoletbank.com.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which Congress passed in an effort to encourage companies to provide information about their anticipated future financial performance. This act protects a company from unwarranted litigation if actual results are different from management expectations. This report reflects the current views and estimates of future economic circumstances, industry conditions, company performance, and financial results of the management of Nicolet and First Menasha. These forward-looking statements are subject to a number of factors and uncertainties which could cause Nicolet’s, First Menasha’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements, and such differences may be material. Forward-looking statements speak only as of the date they are made and neither Nicolet nor First Menasha assumes any duty to update forward-looking statements. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements.

In addition to factors previously disclosed in Nicolet’s reports filed with the SEC and those identified elsewhere in this report, these forward-looking statements include, but are not limited to, statements about (i) the expected benefits of the transaction between Nicolet and First Menasha and between Nicolet National Bank and The First National Bank - Fox Valley , including future financial and operating results, cost savings, enhanced revenues and the expected market position of the combined company that may be realized from the transaction, and (ii) Nicolet’s and First Menasha’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of Nicolet’s and First Menasha’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements and such differences may be material.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Nicolet and First Menasha may not integrate successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the expected growth opportunities and cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons, including issues arising in connection with integration of the two banks; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; (5) governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe; (6) the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions; (7) First Menasha’s shareholders may fail to approve the transaction; (8) reputational risks and the reaction of the companies’ customers to the transaction; (9) diversion of management time on merger related issues; (10) changes in asset quality and credit risk; (11) the cost and availability of capital; (12) customer acceptance of the combined company’s products and services; (13) customer borrowing, repayment, investment and deposit practices; (14) the introduction, withdrawal, success and timing of business initiatives; (15) the impact, extent, and timing of technological changes; (16) severe catastrophic events in our geographic area; (17) a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results; (18) the U.S. legal and regulatory framework, including those associated with the Dodd Frank Wall Street Reform and Consumer Protection Act, could adversely affect the operating results of the combined company; (19) the interest rate environment may compress margins and adversely affect net interest income; and (20) competition from other financial services companies in the companies’ markets could adversely affect operations. Additional factors that could cause Nicolet’s results to differ materially from those described in the forward-looking statements can be found in Nicolet’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Nicolet, First Menasha or the proposed merger or other matters and attributable to Nicolet, First Menasha or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statements above. Nicolet and First Menasha do not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investor Relations & Media Contacts:

First Menasha:	Peter Prickett – President & CEO, FNB – Fox Valley
Phone: 920.729.6971
Email: pprickett@fnbfoxvalley.com

Nicolet:	Bob Atwell – Chairman, Nicolet National Bank
Jeff Gahnz – VP, Marketing / Public Relations, Nicolet National Bank
Phone: 920.430.1400
Email: batwell@nicoletbank.com or jgahnz@nicoletbank.com